CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incoporation in this Form 8-K of our report dated March 24, 2000 on the financial statements of Physician Computer Network, Inc. It should be noted that we have not audited any finanical statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                                /s/Arthur Andersen LLP

Roseland, New Jersey
April 13, 2000